Exhibit 99.1

RGS Energy Reports Second Quarter 2014 Results

Appoints Dennis Lacey CEO

LOUISVILLE, CO, August 19, 2014 – RGS Energy (NASDAQ:RGSE), the “Company”, a nationwide provider of turnkey solar energy solutions for residential and commercial customers, reported today results for the second quarter ended June 30, 2014. The Company also filed today its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

David Belluck, RGS Energy’s Chairman of the Board, stated: “After completing a comprehensive review of each of our businesses, the Board of Directors has determined that the best opportunity lies with our new Residential and Sunetric segments for maximizing future shareholder value. Dennis Lacey is uniquely qualified for the CEO role. He has not only served effectively as our President of Residential since April 2014, but also has a successful track record in turnaround situations of public companies. Our current circumstances require that we focus our business activities on residential solar, which is still in its early stages as an industry, and around a leader with the necessary background and skill set to return our business to profitability.”

Dennis Lacey, the newly appointed CEO, stated: “Since being appointed President of our Mainland Residential segment in April, we have made progress within the Residential segment; for instance, comparing the 1st quarter to the 2nd quarter, the close rate by our sales force has doubled, the average sales price increased 7.8%, our cost per acquisition decreased by 7.5%, our backlog increased 28.9%, and to address capacity and efficiency, through the end of July, the headcount has been reduced 19% from April. In addition, our Esales team averaged approximately $1 million in sales per month for the quarter and our East Coast residential sales team sold $15 million for the quarter. This strong performance by our East Coast team is 175% higher than they achieved in the first quarter presenting our operations team with the enviable challenge of keeping up with sales.”

Summary Results

($’000)	For Calendar 2014		For Calendar 2013
	2nd Quarter	6 Months	2nd Quarter	6 Months
MW Installed	11.39	17.76	5.57	10.15
Revenue	$35,180	$57,323	$20,666	$37,458
Gross Margin	$3,863	$7,154	$4,768	$9,359
Gross Margin %	11.0%	12.5%	23.1%	25.0%
Operating Loss	$(28,417)	$(38,351)	$(3,171)	$(6,537)
Net Loss	$(21,355)	$(36,183)	$(2,908)	$(6,701)
EPS - Diluted	$(0.46)	$(0.82)	$(0.11)	$(0.25)
Adjusted EBTIDA	$(6,883)	$(13,534)	$(2,870)	$(5,887)

CEO Commentary

Dennis Lacey stated: “The current quarter’s results reflect that there are now three primary reportable segments within our Company: Residential, Commercial, and Sunetric, with significantly different economics. Our Residential segment grew revenue and gross margin dollars over the prior year quarter.

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com

Furthermore, we intend to devote significant internal resources to growing our Residential segment by increasing the size of our sales force, building out our installation capabilities, and launching our leasing platform. On the other hand, the results of our Commercial segment were adversely impacted by increased pricing pressures and longer cycle times for commercial projects. As a result, we plan to reduce our focus on the commercial solar market in the future.”

Dennis Lacey went on to add: “We have already taken actions to further improve our performance in the Residential segment, such as closing unprofitable offices, investing in improved sales training for our employees, test launching our leasing program in one market, and delivering better customer service. We had very strong performance this quarter from our East Coast sales team, which sold $15 million worth of installation jobs, much of which is in our current backlog.”

Reportable Segments

During the three months ended June 30, 2014, the Company’s management structure and divisional economic characteristics changed, resulting in the creation of four reportable segments: (1) Residential – the installation of solar systems for homeowners, including lease financing thereof; (2) Commercial – the installation of solar systems for business owners; (3) Sunetric – the installation of solar systems for both homeowners and business owners in Hawaii; and (4) Other – retail store and corporate operations. We believe this new structure will enable us to more effectively manage our operations.

	Second Quarter Results
($’000)	2014	2013
Residential:
Revenue	$15,942	$10,719
COGS	$12,428	$7,551
Gross Margin	$3,514	$3,168
GM%	22.0%	29.6%

Commercial:
Revenue	$15,544	$8,761
COGS	$16,184	$7,568
Gross Margin	($640)	$1,193
GM%	(4.1%)	13.6%

Sunetric:
Revenue	$3,071	$—
COGS	$2,264	$—
Gross Margin	$807	$—
GM%	26.3%	—%

Residential: The decline in GM% for Residential reflects pricing decisions in earlier periods for which the Company has since enforced stronger pricing discipline to achieve higher average sales prices on new

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com

business. Additionally, the Company maintained excess construction capacity for a period of time, but has since been better aligned with sales.

Commercial: The decline in GM% for Commercial reflects the changed market conditions arising from pricing pressures from developers and financiers of commercial projects entering the commercial solar EPC market.

During the quarter, a noncash charge of $18.8 million was recorded to reflect the impairment of goodwill and other assets related to the Commercial segment.

Sunetric: During the quarter, the Company acquired Sunetric, a Hawaii-based commercial and residential installer, for a total purchase price of $11.6 million, consisting of approximately 4.0 million shares of RGS Class A common stock and $0.5 million of estimated contingent consideration. The Company made this acquisition due to the desirable economics for solar in Hawaii, as well as the opportunity to acquire one of the highest accredited solar enterprises in Hawaii, and an outstanding leadership team with strong local knowledge.

Dennis Lacey commented: “We are delighted with the leadership team at Sunetric and encouraged by the potential for high gross margins in Hawaii. Our intention is to devote more resources toward growing this business segment in the future.”

Balance Sheet Items

($’000)	6/30/14	12/31/13	6/30/13
Cash	$1,684	$12,449	$6,859
Accounts Receivable, Net	$22,225	$11,926	$10,194
Other Current Assets	$23,708	$13,962	$9,156

Total Current Assets	$47,617	$38,337	$26,209

Line of Credit	$3,000	$—	$—
Accounts Payable & Accrued Liabilities	$29,410	$17,670	$13,498
Term Loan	$2,000	$2,000	$—
Related Party Debt	$3,150	$4,150	$3,600
Other Current Liabilities	$3,082	$1,182	$3,250

Total Current Liabilities	$40,642	$25,002	$20,348

Working Capital	$6,975	$13,335	$5,861
Goodwill and Intangibles, Net	$15,157	$2,347	$—
Stockholders’ Equity	$11,238	$3,249	$1,909

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com

On July 9, 2014, the Company received proceeds from a private placement of securities $6.4 million, net of offering costs.

Tony Dipaolo, RGS Energy’s Chief Financial Officer, stated: “We have maintained our working capital over the past year, while incurring the costs of integrating three acquisitions. Our plan is to further streamline operations and complete the integration of these companies. Our stockholders’ equity and goodwill have also grown since the end of 2013, reflecting the shares issued in connection with these acquisitions.”

About Presentation of Adjusted EBITDA

Adjusted EBITDA is not a financial measure calculated and presented in accordance with GAAP and should not be considered as an alternative to net income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The Company defines Adjusted EBITDA as net income or loss before income taxes, change in valuation of warrants, interest and other expenses, goodwill and other asset impairments, acquisition-related and other expense (including integration costs), share-based compensation, and depreciation and amortization. Other companies (including competitors) may define Adjusted EBITDA differently. The Company presented Adjusted EBITDA because it believes it is an important supplemental measure of performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The Company also uses this information internally for forecasting and budgeting. It may not be indicative of the Company’s historical results nor is it intended to be predictive of potential future results. Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The table below reconciles the Company’s Net Loss to Adjusted EBITDA for each indicated period.

We also encourage all investors to read RGS Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Reconciliation of Net Loss to Adjusted EBITDA

($‘000)	For Calendar 2014		For Calendar 2013
	2nd Quarter	6 Months	2nd Quarter	6 Months
Net Loss	$(21,355)	$(36,183)	$(2,908)	$(6,701)
Income Tax Benefit	$(1,214)	$(1,208)	$—	$—
Change in Valuation of Warrants	$(6,082)	$(1,415)	$(690)	$(690)
Interest and Other Expense, Net	$234	$455	$427	$854
Goodwill and Other Asset Impairments	$18,766	$18,766	$—	$—
Acquisition-related and Other Expense	$134	$2,435	$—	$—
Share-based Compensation	$1,809	$2,012	$80	$208
Depreciation and Amortization	$825	$1,605	$221	$411
Adjusted EBITDA	$(6,883)	$(13,533)	$(2,870)	$(5,918)

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com

Conference Call and Webcast

RGS Energy will hold a conference call to discuss its second quarter 2014 financial results later today. Management will host the presentation, followed by a question and answer period.

Date:	Tuesday, August 19, 2014
Time:	4:30 p.m. Eastern time (2:30 p.m. Mountain time)
Dial-In number:	1-888-218-8170
International dial-in number:	1-913-312-0411
Conference ID:	2127358
Webcast:	http://public.viavid.com/index.php?id=110350

The conference call will be webcast live and available for replay via the investor relations section of the Company’s website at RGSEnergy.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 26th 2014.

Toll-free replay number:	1-877-870-5176
International replay number:	1-858-384-5517
Replay ID:	2127358

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s pioneering solar energy companies serving commercial and residential customers. Beginning with one of the very first photovoltaic panels sold to the public in the U.S. in 1978, the Company has installed more than 22,500 solar power systems representing over 235 megawatts of 100% clean renewable energy. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

As one of the nation’s largest and most experienced solar power players, the Company has 14 offices across the West and the Northeast. For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While RGS Energy believes its

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com

assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, RGS Energy’s ability to successfully develop and manage an in-house residential leasing program, introduction of new products and services, completion and integration of acquisitions, ability to attract and retain an adequate sales force, customer contract disputes, possibility of negative impact from weather conditions, possibility of negative economic conditions and other risks and uncertainties included in RGS Energy’s filings with the Securities and Exchange Commission. RGS Energy assumes no duty to update any forward-looking statements

Media and Investor Relations Contact

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com

REAL GOODS SOLAR, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash	$1,684	$12,449
Accounts receivable, net	22,225	11,926
Costs in excess of billings on uncompleted contracts	8,155	4,556
Inventory, net	9,672	6,715
Deferred costs on uncompleted contracts	3,720	1,421
Other current assets	2,161	1,270

Total current assets	47,617	38,337
Property and equipment, net	3,728	3,084
Intangibles, net	4,194	480
Goodwill	10,963	1,867
Other assets	637	—

Total assets	$67,139	$43,768

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Line of credit	$3,000	$—
Accounts payable	22,853	14,059
Accrued liabilities	6,557	3,611
Billings in excess of costs on uncompleted contracts	1,224	395
Term loan	2,000	2,000
Related party debt	3,150	4,150
Deferred revenue and other current liabilities	1,858	787

Total current liabilities	40,642	25,002
Other liabilities	2,102	446
Common stock warrant liability	13,157	15,071

Total liabilities	55,901	40,519

Commitments and contingencies
Shareholders’ equity:
Class A common stock, $.0001 par value, 150,000,000 shares authorized, 48,957,158 and 36,415,839 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	5	4
Additional paid-in capital	134,806	92,808
Business acquisition consideration to be transferred	2,173	—
Accumulated deficit	(125,746)	(89,563)

Total shareholders’ equity	11,238	3,249

Total liabilities and shareholders’ equity	$67,139	$43,768

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com

REAL GOODS SOLAR, INC.

Condensed Consolidated Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net revenue	$35,180	$20,666	$57,323	$37,458
Cost of goods sold	31,317	15,898	50,169	28,099

Gross profit	3,863	4,768	7,154	9,359

Expenses:
Selling and operating	9,272	6,088	17,440	12,317
General and administrative	4,108	1,851	6,864	3,579
Acquisition-related and other costs	134	—	2,435	—
Goodwill and other asset impairments	18,766	—	18,766	—

Total expenses	32,280	7,939	45,505	15,896

Loss from operations	(28,417)	(3,171)	(38,351)	(6,537)
Interest and other expense, net	(234)	(427)	(455)	(854)
Change in valuation of warrants	6,082	690	1,415	690

Loss before income taxes	(22,569)	(2,908)	(37,391)	(6,701)
Income tax benefit	(1,214)	—	(1,208)	—

Net loss	$(21,355)	$(2,908)	$(36,183)	$(6,701)

Net loss per share:
Basic	$(0.46)	$(0.11)	$(0.82)	$(0.25)

Diluted	$(0.46)	$(0.11)	$(0.82)	$(0.25)

Weighted-average shares outstanding:
Basic	46,071	27,804	44,334	27,253

Diluted	46,071	27,804	44,334	27,253

833 W. South Boulder Road, Louisville, CO 80027 | tel. 888.567.6527 | fax 303.222.8323 | RGSEnergy.com